Washington Mutual Investors Fund
April 30, 2018
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 48K and K2
Step	Asset Value (000's omitted)
K1) Maximum Asset Value	$116,000,000
K2) Maximum Fee Rate	0.212%
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$1,065,003
Class B	$-
Class C	$18,514
Class T*	$-
Class F-1	$52,477
Class F-2	$214,419
Class F-3	$36,110
Total	$1,386,523
Class 529-A	$39,801
Class 529-B	$-
Class 529-C	$3,691
Class 529-E	$1,648
Class 529-T*	$-
Class 529-F-1	$2,849
Class R-1	$1,043
Class R-2	$8,305
Class R-2E	$652
Class R-3	$30,213
Class R-4	$55,172
Class R-5	$44,858
Class R-5E	$44
Class R-6	$311,453
Total	$499,729
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.8600
Class B	$-
Class C	$0.5039
Class T	$0.9540
Class F-1	$0.8162
Class F-2	$0.9433
Class F-3	$0.9851
Class 529-A	$0.8281
Class 529-B	$-
Class 529-C	$0.4194
Class 529-E	$0.7164
Class 529-T	$0.9282
Class 529-F-1	$0.9260
Class R-1	$0.4918
Class R-2	$0.4978
Class R-2E	$0.6442
Class R-3	$0.6927
Class R-4	$0.8311
Class R-5E	$0.9268
Class R-5	$0.9610
Class R-6	$0.9844
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,238,288
Class B	-
Class C	35,963
Class T*	-
Class F-1	61,450
Class F-2	262,487
Class F-3	48,867
Total	1,647,055
Class 529-A	50,274
Class 529-B	-
Class 529-C	6,649
Class 529-E	2,304
Class 529-T*	-
Class 529-F-1	3,228
Class R-1	2,044
Class R-2	15,991
Class R-2E	1,377
Class R-3	43,796
Class R-4	65,607
Class R-5	45,915
Class R-5E	272
Class R-6	361,423
Total	598,880
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$45.27
Class B	$-
Class C	$44.66
Class T	$45.27
Class F-1	$45.10
Class F-2	$45.24
Class F-3	$45.26
Class 529-A	$45.16
Class 529-B	$-
Class 529-C	$44.87
Class 529-E	$44.90
Class 529-T	$45.27
Class 529-F-1	$45.06
Class R-1	$44.76
Class R-2	$44.60
Class R-2E	$45.05
Class R-3	$44.87
Class R-4	$45.03
Class R-5E	$45.23
Class R-5	$45.25
Class R-6	$45.29
*Amount less than one thousand